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Exhibit 21

List of Subsidiaries of Chiron Corporation

Subsidiary	Jurisdiction of Incorporation or Organization
Cetus Generic Corporation	Delaware, USA
Chiron B.V.	The Netherlands
Chiron Blood Testing B.V.	The Netherlands
Chiron B-1 Limited (formerly known as "Chiron IL-2 Technology (Bermuda) Ltd.")	Bermuda
Chiron Blood Testing S.a.r.l.	France
Chiron Blood Testing (Bermuda) Ltd.	Bermuda
Chiron Healthcare Ireland Limited dba "Chiron Healthcare"* (formerly known as "Chiron Blood Testing Distributor (Bermuda) Limited")	Ireland
Chiron Blood Testing Pty Ltd	Australia
Chiron France S.a.r.l.	France
Chiron U.K. Ltd.	United Kingdom
Chiron Iberia S.L.	Spain
Chiron Corporation Limited (formerly known as "PathoGenesis, Ltd.")	United Kingdom
Chiron Canada ULC* (formerly known as "Chiron Canada Limited"; formerly known as "PathoGenesis Canada, Ltd")	Canada
PathoGenesis Portugal—Produtos Farmacêuticos, Sociedade Unipessoal Lda.	Portugal
Appold Consultadoria E Services Lda	Portugal
Chiron Investment Company Spain, S.L.	Spain
Chiron GmbH	Germany
Chiron Partners, Inc.	California, USA
Chiron Italia S.r.l	Italy
Chiron Alpha Corporation	California, USA
Chiron/Cephalon JV	Delaware, USA
Chiron Properties, Inc.	California, USA
Chiron Delta Corporation	Delaware, USA
Chiron Investment Corporation	California, USA

* Name changes effective January 2002.

Chiron Overseas Holding Co.	Nevada, USA
Chiron B-2 Limited	Bermuda
PathoGenesis Corporation	Delaware, USA
PathoGenesis France SARL	France
PathoGenesis BV	The Netherlands
PulmoPharmGmbH (19.9%)	Germany
Manon Acquisition Corp.	Delaware
Chiron Redevelopment Corp. & Co. KG	Germany
31. Corsa Verwaltungsgesellschaft mbH	Germany
Chiron Behring GmbH & Co	Germany
Chiron Behring Verwaltungsgesellschaft mbH	Germany
Chiron S.p.A.	Italy
Istituto Vaccinogeno Pozzi S.p.A.	Italy
Chiron Funding LLC (0.01%)	Delaware, USA
Chiron Technologies Pty. Ltd.	Australia
Chiron Mimotopes U.S.	California, USA
Chiron Redevelopment Corporation	Missouri, USA
Chiron Foreign Sales Corporation	U.S. Virgin Islands
Chiron Funding Corporation	Delaware, USA
Biocent Insurance Company, Inc.	Hawaii, USA
Chiron Vision Canada, Inc.	Canada
Chiron Behring Vaccines Private Limited (51%) (formerly known as "Chiron Behring Vaccines Limited")	India
Chiron Limited (50%)	Hong Kong

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List of Subsidiaries of Chiron Corporation